John Deere Owner Trust 2004	Exhibit 99.1
Statement to Certificateholder

$205,000,000 Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000 Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000 Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000 Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000 Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476 Asset Backed Certificates

Payment Date:	15-Jul-04

(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$15,276,681.09
per $1,000 original principal amount:	$74.52
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$15,276,681.09
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$153,357.56
per $1,000 original principal amount:	$0.75
(b) A-2 Notes:	$260,400.00
per $1,000 original principal amount:	$1.40
(c) A-3 Notes:	$357,666.67
per $1,000 original principal amount:	$1.93
(d) A-4 Notes:	$398,338.00
per $1,000 original principal amount:	$2.52
(e) B Notes:	$45,747.50
per $1,000 original principal amount:	$2.42
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$1,215,509.73
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$146,152,334.23
(ii) A-1 Note Pool Factor:	0.7129382
(b) (i) outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$18,930,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$698,140,810.24
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$690,371,210.95
(6) Pool Face Amount at the end of the related Collection Period:	$765,470,926.43

(7) Amount of Servicing Fee:	$588,614.53
per $1,000 original principal amount:	$0.78
Amount of Servicing Fee earned:	$588,614.53
Amount of Servicing Fee paid:	$588,614.53
Amount of Servicing Fee shortfall:	$0.00
(8) Amount of Administration Fee:	$100.00
(9) Aggregate Purchased Receivables for Collection Period:	$0.00
(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00
(11) Scheduled Payments of Receivables 60 days or more past due:	$589,679.00
(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.09%
(13) Face Amount of Receivables 60 days or more past due:	$4,607,703.00
(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.60%